Exhibit 99.3

FOR IMMEDIATE RELEASE

(All amounts in Canadian dollars)

Tim Hortons Inc. announces new Cdn$200 million share repurchase program planned to commence in first quarter of 2010

OAKVILLE, ONTARIO, (February 25th, 2010): Tim Hortons Inc. (TSX:THI, NYSE: THI) today announced Board approval of a new 12-month Cdn$200 million share repurchase program to commence in March 2010, subject to receipt of final regulatory approval.

A notice of intention to make a normal course issuer bid was filed with the Toronto Stock Exchange (TSX) on February 23rd, 2009 for a stock repurchase program authorizing the repurchase of up to $200 million in common shares, not to exceed a maximum of 5% of the Company’s outstanding common shares as of February 19th, 2009.

The Company’s common shares will be purchased under the program through a combination of a 10b5-1 automatic trading plan as well as at Management’s discretion in compliance with regulatory requirements, and given market, cost and other considerations.

Repurchases will be made on the Toronto Stock Exchange and/or the New York Stock Exchange, subject to compliance with applicable regulatory requirements.

There can be no assurance as to the precise number of shares that will be repurchased under the share repurchase program, or the aggregate dollar amount of the shares purchased. Tim Hortons may discontinue purchases at any time, subject to compliance with applicable regulatory requirements. Shares purchased pursuant to the share repurchase program will be cancelled.

The maximum number of shares that may be purchased during any trading day may not exceed 25% of the average daily trading volume on the Toronto Stock Exchange, based on the previous six completed calendar months, excluding purchases made by Tim Hortons under its current normal course issuer bid, which will terminate on March 1st, 2010. This limit, for which there are permitted exceptions, is determined in accordance with regulatory requirements.

Safe Harbor Statement

Certain information in this news release, particularly information regarding future economic performance, finances, and plans, expectations and objectives of management, constitute forward-looking information within the meaning of Canadian securities laws and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We refer to all of these as forward-looking statements. Various factors including competition in the quick service segment of the food service industry, general economic conditions and others described as “risk factors” in the Company’s 2008 Annual Report on Form 10-K, filed February 26, 2009, and our Form 10-Q filed on November 5th, 2009, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. As such, readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date hereof. Forward-looking statements are based on a number of assumptions which may prove to be incorrect, including, but not limited to, assumptions about: the absence of a material increase in competition within the quick service restaurant segment of the food service industry; the absence of an adverse event or condition that damages our strong brand position and reputation; continuing positive working relationships with the majority of the Company’s franchisees; there being no significant change in the Company’s ability to comply with current or future regulatory requirements; the absence of any material adverse effects arising as a result of litigation; and general worldwide economic conditions. We are presenting this information for the purpose of informing you of management’s current expectations regarding these matters, and this information may not be appropriate for any other purpose.

We assume no obligation to update or alter any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law. Please review the Company’s Safe Harbor Statement at www.timhortons.com/en/about/safeharbor.html.

Tim Hortons Inc. Overview

Tim Hortons is the fourth largest publicly-traded restaurant chain in North America based on market capitalization, and the largest in Canada. Operating in the quick service segment of the restaurant industry, Tim Hortons appeals to a broad range of consumer tastes, with a menu that includes premium coffee, flavored cappuccinos, specialty teas, home-style soups, fresh sandwiches, wraps, hot breakfast sandwiches and fresh baked goods, including our trademark donuts. As of January 3 rd, 2010, Tim Hortons had 3,578 systemwide restaurants, including 3,015 in Canada and 563 in the United States. More information about the Company is available at www.timhortons.com.

For Further information:

Investors: Scott Bonikowsky: (905) 339-6186 or investor_relations@timhortons.com